UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2020

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNO	New York Stock Exchange
Rights to purchase Series D Junior Participating Preferred Stock		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, Director Neal C. Schneider informed the Board of Directors (the “Board”) of CNO Financial Group, Inc. (“CNO” or the “Company”) that he will retire from the Board upon completion of his term at the annual meeting of shareholders on May 8, 2020. His decision to retire and not seek re-election to the Board was not based on any disagreement with the Company relating to its operations, policies or practices. Upon Mr. Schneider’s retirement, the size of the Board will be reduced to nine members.

Item 8.01.	Other Events.

On February 19, 2020, CNO also announced that the Board had declared a dividend of $.11 per share on the Company’s common stock, payable on March 24, 2020 to shareholders of record as of the close of business on March 10, 2020.

In addition, on February 19, 2020, CNO announced that its annual meeting of shareholders will be held on May 8, 2020.

A copy of the press release announcing the foregoing items is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01(d).	Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K:

99.1	Press Release dated February 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: February 19, 2020
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

3